THE COMPANIES ACT 1985


                                 _________________________


                                 COMPANY LIMITED BY SHARES

                                __________________________

                                            NEW

                                  ARTICLES OF ASSOCIATION

                                            of

                                    TXU EUROPE LIMITED*
                            Registered in England - No. 3505836
                   (Adopted by Special Resolution passed on 22 May 1998)




               1    PRELIMINARY
                    -----------

               1.1  In these Articles:

                    "THE ACT" means the Companies Act 1985 (as amended)

                    "TABLE A" means Table A in the Companies (Tables A to
                    F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985. Reference to regulations are to regulations in Table A.


               * The name of the Company was changed from ERRORFREE LIMITED TO TU FINANCE (No. 1) LIMITED on 26 February 1998 by Special Resolution passed on 25 February 1998, from TU FINANCE (No. 1) LIMITED to TXU EASTERN HOLDINGS LIMITED on 17 December 1998 by Special Resolution passed on 16 December 1998 and from TXU EASTERN HOLDINGS LIMITED on 12 August 1999 by Special Resolution passed on 6 August 1999.

                    "THE STATUTES" means the Act and any statutory modification or re-enactment thereof for the time being in force and every other Act for the time being in force concerning companies and affecting the company.

               1.2 Subject as hereinafter provided, the regulations contained in Table A shall apply to the company.

               1.3 Regulations 69, 73 to 78 inclusive, 101 and 118 shall not apply to the company, but the Articles hereinafter contained and the remaining regulations of Table A, subject to the modifications hereinafter expressed, shall constitute the regulations of the company.

               2    SHARE CAPITAL
                    -------------

               2.1 The share capital of the company at the date of the adoption of these Articles is US$3,000,000,000 denominated in US dollars divided into 3,000,000,000 Ordinary Shares of US$1 each and L100 denominated in sterling divided into 100 Deferred Shares of L1 each.

               2.2 The following rights and restrictions shall be attached to the Deferred Shares:

                    (a)  As regards income

                         The holders of the Deferred Shares shall not be entitled to receive any dividend out of the profits of the company available for distribution and resolved to be distributed in respect of any financial year or any other income or right to participate therein.

                    (b)  As regards capital

                         On a distribution of assets on a winding-up or other return of capital (otherwise than on conversion or redemption or purchase by the company of any of its shares) the holders of the Deferred Shares shall be entitled to receive the amount paid up on their shares after there shall have been distributed (in cash or specie) to the holders of the Ordinary Shares the amount of L100,000,000 in respect of each Ordinary Share held by them respectively. For this purpose distributions in currency other than sterling shall be treated as converted into sterling, and the value for any distribution in specie shall be ascertained in sterling, in each case in such manner as the directors or the company in general meeting may approve. The Deferred Shares shall not entitle the holders thereof to any further or other right of participation in the assets of the company.

                    (c)  As regards voting

                         The holders of Deferred Shares shall not be entitled to receive notice of or to attend (either personally or by proxy) any general meeting of the company or to vote (either personally or by proxy) on any resolution to be proposed thereat.

                    (d)  Variation

                         The rights attached to the Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares.

                    (e)  Repurchase

                         Notwithstanding any other provision of these Articles, the company shall have the power and authority at any time to purchase all or any of the Deferred Shares for an aggregate consideration of L1.

               2.3 Subject to the provisions of Articles 2.4 and 2.5 and to any directions which may be given by the company in general meeting, the directors may generally and
                    unconditionally  exercise the  power of   the  company
                    to allot relevant securities (within the meaning of section 80(2) of the Act) and without prejudice to the generality of the foregoing any shares unissued at the date of adoption of these Articles and any shares hereafter created shall be under the control of the directors, who may allot, grant options over or otherwise dispose of the same to such persons (including the directors themselves) on such terms and at such times as they may think proper, provided that no shares shall be issued at a discount.

               2.4 The maximum nominal amount of share capital which or in respect of which the directors may allot, grant options or subscription or conversion rights, create, deal or otherwise dispose of in accordance with this Article shall be US$3,000,000,000 or such other amount as shall be authorised by the company in general meeting.

               2.5  The authority  conferred  on  the  directors by Articles
                    2.3 and 2.4 shall expire on the day preceding, the fifth anniversary of the date of adoption of these Articles.

               2.6 Pursuant to section 95(l) of the Act the directors may allot equity securities (within the meaning of section 94 of the Act) pursuant to the authority in Articles 2.3 and 2.4 as if section 89(l) of the Act did not apply to the allotment.

               3    GENERAL MEETINGS
                    ----------------

               3.1  Regulation 37 shall be modified by:

                    (a) the substitution of the words "four weeks" for the words "eight weeks"; and

                    (b) the deletion of the second sentence thereof and by the addition at the end of the regulation of the following sentence: "The holder of a majority of the issued Ordinary Shares shall be entitled at any time to call a general meeting".

               3.2 For all purposes of these Articles apart from the company has only one member, a general meeting of the company or of the holders of any class of its shares shall be valid and effective for all purposes if one person being a duly authorised representative of two or more corporations each of which is a member entitled to vote upon the business to be transacted is present. Regulation 40 of Table A shall be modified accordingly. If, and for so long as, the company has only one member, that member or the proxy for that member or, where that member is a corporation, its duly authorised representative shall be a quorum at any general meeting of the company or of the holders of any class of shares. Regulation 40 of Table A shall be modified accordingly.

               3.3 A resolution in writing in accordance with regulation 53 shall be deemed to have been duly executed on behalf of a corporation if signed by one of its directors or its secretary. In the case of a share held by joint holders the signature of any one of them on behalf of all such joint holders shall be sufficient for the purposes of that regulation. The directors shall cause a record of each resolution in writing, and of the signatures to it, to be entered in a book in the same way as minutes of proceedings of a general meeting of the company and to be signed by a director or the secretary of the company.

               3.4 A proxy shall be entitled to vote on a show of hands and regulation 54 shall be modified accordingly.

               3.5 The instrument appointing a proxy and (if required by the directors) any authority under which it is executed or a copy of the authority, certified notarially or in some other manner approved by the directors, may be delivered to the office (or to such other place or to such person as may be specified or agreed by the directors) before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to act or, in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, before the time appointed for the taking of the poll, and an instrument of proxy which is not so delivered shall be invalid. The directors may at their discretion treat a faxed or other machine made copy of an instrument appointing a proxy as such an instrument for the purpose of this article. Regulation 62 of Table A shall not apply.

               4    POWERS AND DUTIES OF DIRECTORS
                    ------------------------------

               4.1 Subject to the provisions of the Statutes, a director may be interested directly or indirectly in any contract or arrangement or in any proposed contract or arrangement with the company or with any other company in which the company may be interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of auditor of the company or any subsidiary thereof) under the company or any such other company and he or any firm of which he is a member may act in a professional capacity for the company or any such other company and be remunerated therefor. Notwithstanding his interest a director may vote on any matter in which he is interested and be included for the purpose of a quorum at any meeting at which the same is considered and he may retain for his own benefit all profits and advantages accruing to him. Regulations 94 and 95 shall be modified accordingly.

               5    APPOINTMENT, REMOVAL AND DISQUALIFICATION OF DIRECTORS
                    ------------------------------------------------------

               5.1  Without prejudice to the powers of the company under
                    section 303 of the Act to remove a director by Ordinary Resolution, the holder or holders for the time being of more than one half of the issued Ordinary Shares of the company shall have the power from time to time and at any time to appoint any person or persons as a director or directors and to remove from office any director howsoever appointed. Any such appointment or removal shall be effected by an instrument in writing signed by the member or members making the same or (in the case of a member being a corporation) signed on its behalf by one of its directors or its secretary and shall take effect upon lodgment at the registered office of the company.

               5.2 The office of a director shall be vacated if he is removed from office under Article 5.1. Regulation 81 shall be modified accordingly.

               5.3 Unless and until otherwise determined by the company by Ordinary Resolution, either generally or in any particular case, no director shall vacate or be required to vacate his office as a director on or by reason of his attaining or having attained the age of 70, and any person proposed to be appointed a director shall be capable of being appointed as a director notwithstanding that he has attained the age of 70, and no special notice need be given of any resolution for the appointment as a director of a person who shall have attained the age of 70, and it shall not be necessary to give to the members notice of the age of any director or person proposed to be appointed as such.

               5.4 Regulation 88 shall be modified by the deletion of the third sentence thereof.

               6    ROTATION OF DIRECTORS
                    ---------------------

               6.1 The directors shall not be liable to retire by rotation, and accordingly the second and third sentences of regulation 79 shall be deleted.

               7    ALTERNATE DIRECTORS
                    -------------------

               7.1 Any director (other than an alternate director) may appoint any other director, or any other person who is willing to act, to be an alternate director and may remove from office an alternate director so appointed by him. Regulation 65 of Table A shall not apply.

               7.2 Any appointment or removal of an alternate director under Table A shall be delivered at the registered office of the company.

               7.3 If his appointor is for the time being absent from the United Kingdom or otherwise not available the signature of an alternate director to any resolution in writing of the directors shall be as effective as the signature of his appointor. An alternate director shall be deemed to be a director for the purpose of signing instruments pursuant to Article 10. Save as aforesaid, an alternate director shall not have power to act as a director nor shall he be deemed to be a director for the purposes of these Articles.

               7.4 An alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a director, but he shall not be entitled to receive from the company in respect of his appointment as alternate director any remuneration, except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the company from time to time direct.

               8    PROCEEDINGS OF DIRECTORS
                    ------------------------

               8.1 Any director or member of a committee of the directors may participate in a meeting of the directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting.

               8.2 The following sentence shall be inserted after the first sentence of regulation 72: "Any committee shall have power unless the directors direct otherwise to co-opt as a member or members of the committee any person or persons although not being a director of the company."

               8.3 For a signed resolution under regulation 93 to be effective it shall not be necessary for it to be signed by a director who is prohibited by the Articles or by law from voting thereon. Regulation 93 shall be modified accordingly.

               8.4 The directors may delegate any of their powers (with power to sub-delegate) to committees consisting of such person or persons (whether directors or not) as they think fit. Regulation 72 of Table A shall be modified accordingly and references in Table A to a committee of directors or to a director as a member of such a committee shall include a committee established under this article or such person or persons.

               9    THE SEAL
                    --------

               9.1 If the company has a seal, it shall only be used with the authority of the directors or a committee of the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director. The obligation under regulation 6 relating to the sealing of share certificates shall apply only if the company has a seal.

               9.2 If the company has a common seal, the company may also have an official seal for use abroad under the provisions of the Act, where and as the directors shall determine, and the company may by writing under the common seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the company, for the purpose of affixing and using such official seal, and may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the common seal of the company, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

               10   NOTICES
                    -------

               10.1 Every  director of  the  company shall  be entitled  to receive notices of general meetings (at his usual address or such other address as he may notify to the company) in addition to the persons so entitled under the Statutes. The words "but otherwise no such member shall be entitled to receive any notice from the Company" in the last sentence of regulation 112 shall be deleted.

               10.2 Any notice required  by these Articles  to be given  by the company may be given by any visible form on paper, including telex, facsimile and electronic mail, and a notice communicated by such forms of immediate transmission shall be deemed to be given at the time it is transmitted to the person to whom it is addressed. Regulations 111 and 112 shall be modified accordingly.

               10.3 In the first sentence of regulation 112 the words  "(or at such other address, whether within or outside the United Kingdom, as he may supply to the company for that purpose)" shall be inserted after "registered address".

               10.4 A notice posted to an address outside the United
                    Kingdom shall be deemed, unless the contrary is proved, to be given at the expiration of 7 days after the envelope containing it was posted and regulation 115 shall be amended accordingly.

               10.5 Regulation 116 shall be modified by the substitution of the words "the address, if any, whether within or outside the United Kingdom" for the words "the address, if any, within the United Kingdom" in the first sentence thereof.

               11   INDEMNITY
                    ---------

               11.1 Subject to the provisions of, and so far as may be
                    consistent with, the Statutes, but without prejudice to any indemnity to which a director may be otherwise entitled, every director, auditor, secretary or other officer of the company shall be entitled to be indemnified by the company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.